UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 30, 2010

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-03439	36-2041256
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 North LaSalle Street

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

As previously disclosed, on January 26, 2009, Smurfit-Stone Container Corporation (“Old SSCC”) and its U.S. and Canadian subsidiaries (the “Debtors”) filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware (the “Court”).  On the same day, Old SSCC’s Canadian subsidiaries also filed to reorganize under the Companies’ Creditors Arrangement Act (“CCAA”) in the Ontario Superior Court of Justice in Canada (the “Canadian Petition”).

On December 1, 2009, the Debtors filed their Joint Proposed Plan of Reorganization and Plan of Compromise and Arrangement (as the same has been modified or amended, the “Plan”) and Disclosure Statement (as the same has been modified or amended, the “Disclosure Statement”) with the Court. On December 22, 2009, January 27, 2010 and February 4, 2010 the Debtors filed amendments to the Plan and the Disclosure Statement.  On March 19, 2010, the Debtors filed a supplement to the Plan, and on May 27, 2010, the Debtors filed the final Plan reflecting the resolution of certain objections by equity security holders and other non-material modifications.

On January 29, 2010, the Court approved the Disclosure Statement as containing adequate information for the holders of impaired claims and equity interests, who were entitled to vote to accept or reject the Plan.

The confirmation hearing on the Plan began on April 15, 2010 and concluded on May 4, 2010.  Subsequently, on May 24, 2010, Old SSCC announced it reached a resolution with representatives of holders of its common and preferred stock who were prosecuting objections to the Plan.  On June 21, 2010, the Court entered the Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors (the “Confirmation Order”), which approved and confirmed the Plan, a copy of which was filed as an exhibit to Old SSCC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2010.

On June 30, 2010 (the “Effective Date”), the Plan became effective and the Debtors consummated their reorganization through a series of transactions contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings.

Pursuant to the Plan, on the Effective Date, prior to the distribution of securities under the Plan, Old SSCC merged with and into Smurfit-Stone Container Enterprises, Inc., a wholly-owned subsidiary of Old SSCC (the “Company”), with the Company surviving the merger and becoming “Reorganized SSCC” under the Plan (the “Merger”).  In connection with the Merger, the Company changed its corporate name to “Smurfit-Stone Container Corporation.”  Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.

In accordance with the Plan, the Debtors entered into the following material agreements:

Merger Agreement

As stated above, pursuant to the Plan, on the Effective Date, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Old SSCC and filed a related Certificate of Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”).  Pursuant to the Merger Agreement, the Certificate of Merger and the Plan, Old SSCC merged with and into the Company, with the Company continuing as the surviving corporation.  In addition, (i) all shares of common and preferred stock of Old SSCC issued and outstanding immediately prior to the Merger converted into the right to receive shares of New SSCC Common Stock (as defined in Item 3.02 of this Current Report on Form 8-K) of the Company as provided in the Plan and (ii) all shares of common stock of the Company issued and outstanding immediately prior to the Merger and all rights in respect thereof were cancelled.  Further, the certificate of incorporation and bylaws of Old SSCC in effect immediately prior to the Merger became the certificate of incorporation and bylaws of the Company (pending their amendment and restatement as described below) and the directors and officers of Old SSCC immediately prior to the Merger became the directors and officers of the Company (pending the removal and appointment of certain directors as described below).

Immediately after the Merger, among other things, the Company issued additional shares of New SSCC Common Stock as described in Item 3.02 of this Current Report on Form 8-K, certain directors were appointed to and removed from the Company’s Board of Directors (the “Board”) as described in Item 5.02 of this Current Report on Form 8-K, and the Company amended and restated its certificate of incorporation and bylaws as described in Item 5.03 of this Current Report on Form 8-K.

The above summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Asset Purchase Agreement

Prior to the Effective Date, Smurfit-Stone Container Canada Inc. (“SSC Canada”) and Smurfit-MBI (“SMBI “) were the Company’s principal Canadian operating subsidiaries.  SSC Canada directly operated two containerboard mills which produce linerboard and corrugated medium, respectively, and a laminating plant which coats certain grades of linerboard for use in the food and beverage packaging industries. SMBI operated converting facilities that produce corrugated containers using, among other inputs, linerboard and medium from the Company’s mills and third party mills.  Additionally, BC Shipper Supplies Ltd. (“BC”), a small container converting operation, and Francobec Company (“Francobec”), a chip mill, were other Canadian operations owned by the Company.

Pursuant to the Plan, prior to the Effective Date, the Debtors established a newly formed partnership, Smurfit-Stone Container Canada, L.P. (“Canadian Newco”) which is ultimately controlled by the Company.  On the Effective Date, Canadian Newco, SSC Canada, SMBI, MBI Limited/Limitée (“MBI”), BC and Francobec entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Canadian Newco purchased the assets owned by SSC Canada, SMBI, BC and Francobec and assumed certain liabilities of SSC Canada, SMBI, BC and Francobec (the “Canadian Asset Sale”).  The cash consideration paid by Canadian Newco in the Canadian Asset Sale totaled approximately $440,800,481 million, which includes:

•                  the repayment of the Prepetition Canadian Revolving Loans (including unpaid interest thereon at non-default rates);

•                  the repayment of the Prepetition Canadian Term Loans (including unpaid interest thereon at non-default rates);

•                  the payment of the Other Secured Claims against SSC Canada, SMBI, MBI, BC and Francobec (including interest thereon);

•                  the payment of the Administrative Expense Claims, Post-Filing Claims and the amounts secured by the CCAA Charges; and

•                  cash in the amount of $19.5 million for each of the SSC Canada Distribution Pool and the SMBI Distribution Pool.

In addition, the consideration paid by Canadian Newco in the Canadian Asset Sale included the assumption by Canadian Newco of the liabilities of SSC Canada and SMBI under the Canadian Collective Bargaining Agreements (other than pre-filing grievances, which are being treated as claims subject to compromise), the Canadian Pension Plans including all unfunded liabilities thereunder, and the Canadian Employee Benefit Plans (excluding the Non-Qualified Employee Benefit Plans).

The above summary of the Asset Purchase Agreement is qualified in its entirety by reference to the text of the Asset Purchase Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Incentive Plan

Pursuant to the Plan, upon the Effective Date, the Smurfit-Stone Container Corporation Equity Incentive Plan (the “EIP”) became effective.  Additionally, pursuant to the Plan and the EIP, the Company has made certain equity-based awards to certain officers (and other key employees) that are described in the “Issuance of Equity Awards to Certain Officers” section of Item 5.02 of this Current Report on Form 8-K.

The purposes of the EIP are (i) to align the interests of the Company’s stockholders and the recipients of awards under the EIP by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees and directors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

The EIP authorizes the Compensation Committee of the Board (the “Compensation Committee”) to grant a variety of awards to participants, including the following:

•                  options to purchase shares of New SSCC Common Stock, including both tax-qualified and non-qualified options;

•                  stock appreciation rights (“SARs”), which provide the participant the right to receive the excess of the fair market value of a specified number of shares of New SSCC Common Stock at the time of exercise over the base price of the SAR, and which may or may not be granted in tandem with options;

•                  stock awards, including grants in the form of (i) shares of New SSCC Common Stock that are subject to a restriction period or performance measures (if any) (“Restricted Stock”) and (ii) rights to receive shares of New SSCC Common Stock, or the cash value thereof, contingent upon the expiration of a restriction period or performance measures (if any) (“Restricted Stock Units”); and

•                  performance-based unit awards which provide the participant the right, contingent upon the attainment of specified performance measures within a specified period, to receive shares of New SSCC Common Stock, or the cash value thereof, if such performance measures are satisfied or met (“Performance Units”).

The EIP will be administered by the Compensation Committee.  The EIP authorizes the Compensation Committee to grant awards to officers, employees, independent contractors and nonemployee directors, and persons expected to become officers, employees, independent contractors and nonemployee directors, of the Company and its subsidiaries as the Compensation Committee in its sole discretion may select from time to time or as specified in the EIP.  The Compensation Committee has the authority to determine eligibility for awards under the EIP and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of New SSCC Common Stock, the number of SARs, the number of Restricted Stock Units or the number of Performance Units subject to such an award, the exercise or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including the form of the agreement evidencing the award.  The Compensation Committee may not, however, without the prior consent of the stockholders of the Company, amend or replace any previously granted option or stock appreciation right in a transaction that constitutes a “repricing,” as such term is used in the listing rules of the applicable stock exchange on which shares of New SSCC Common Stock are listed.  No award may be granted under the EIP after the tenth anniversary of the Effective Date, but the term of any award may extend beyond that date.

The aggregate number of shares of New SSCC Common Stock reserved for issuance pursuant to the EIP is 8,695,652,  subject to adjustment as described below.  To the extent that shares of New SSCC Common Stock subject to an outstanding award are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of the award in cash, then such shares of New SSCC Common Stock will again be available under the EIP.  The shares may be issued from authorized but unissued shares of New SSCC Common Stock or from the Company’s treasury stock.  To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (i) the maximum number of shares of New SSCC Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person is 2% of the total outstanding shares of New SSCC Common Stock determined as of the Effective Date, subject to adjustment as described below, (ii) the maximum number of shares of New SSCC Common Stock with respect to which stock awards subject to performance measures may be granted during any fiscal year of the Company to any person shall be 2% of the total outstanding shares of New SSCC Common Stock determined as of the Effective Date, subject to adjustment as described below, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be the cash equivalent of (x) 2% of the total outstanding shares of New SSCC Common Stock determined as of the Effective Date multiplied by (y) the Fair Market Value of a share of New SSCC Common Stock determined as of the Effective Date, subject to adjustment as described below.

Under the terms of the EIP, in the event of a change in control, (i) all outstanding options and SARs will immediately become exercisable, (ii) the restriction period applicable to all outstanding stock awards will lapse, (iii) the performance period applicable to all outstanding awards will lapse, and (iv) the performance measures applicable to outstanding awards will be deemed to be satisfied at the maximum level.  In addition, the Board may, in its discretion, require:

•                  that shares of stock of the corporation resulting from such change in control, or its parent corporation, be substituted for some or all of the shares of New SSCC Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award; and/or

•                  outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive a cash payment in an amount equal to, or shares of stock of the successor corporation having a fair market value equal to, (i) in the case of an option or an SAR, the number of shares of New

SSCC Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share of New SSCC Common Stock as of the date of the change in control, over the applicable purchase price or base price, (ii) in the case of a stock award, the number of shares of New SSCC Common Stock then subject to the portion of such award surrendered multiplied by the fair market value of a share of New SSCC Common Stock as of the date of the change in control, and (iii) in the case of a Performance Unit award, the value of the Performance Units then subject to the portion of such award surrendered.

The number and class of securities available under the EIP, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the terms of each outstanding stock award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, and the maximum number of shares of New SSCC Common Stock with respect to which options, SARs, stock awards subject to performance measures or awards of Performance Units or a combination thereof may be awarded during any one calendar year to any person will be appropriately adjusted by the Compensation Committee in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of New SSCC Common Stock other than a regular cash dividend.

The Board may amend the EIP as it deems advisable, subject to any requirement of stockholder approval mandated by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the principal national stock exchange on which the New SSCC Common Stock is then traded.  No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

The above summary of the EIP is qualified in its entirety by reference to the text of the EIP, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

2010 Annual Management Incentive Plan

Pursuant to the Plan, as of the Effective Date, the Company assumed the Smurfit-Stone Container Corporation 2010 Management Incentive Plan (“MIP”).

A description of the material provisions of the MIP is contained in Old SSCC’s Annual Report on Form 10-K for fiscal year end December 31, 2009  (the “2009 Form 10-K”) and is incorporated herein by reference.  A copy of the MIP is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

2009 Long-Term Incentive Plan

Pursuant to the Plan, as of the Effective Date, the Company assumed the Smurfit-Stone Container Corporation 2009 Long-Term Incentive Plan (“2009 LTIP”).

A description of the material provisions of the 2009 LTIP, including the performance metrics thereunder, is contained in Old SSCC’s 2009 Form 10-K and is incorporated herein by reference.  A copy of the 2009 LTIP is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensation Arrangements of Certain Officers

The information regarding compensation arrangements of certain officers of the Company set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 1.02.                                          Termination of a Material Definitive Agreement.

Prepetition Credit Documents

On the Effective Date, by operation of the Plan, all obligations of the Debtors under the Credit Agreement, dated November 1, 2004, by and among Old SSCC, as guarantor, the Company and SSC Canada, as borrowers, JPMorgan Chase Bank, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, and the other financial institutions party thereto, as lenders (including all amendments, modifications and supplements thereto) were cancelled and discharged.

Prepetition Notes

On the Effective Date, by operation of the Plan, all outstanding obligations of the Debtors under the following notes were cancelled and discharged and the indentures (other than the Stone FinCo II Indenture, as defined below) governing such obligations were cancelled, except to the extent to allow the applicable Disbursing Agent(s) to make distributions pursuant to the Plan on account of Prepetition Noteholder Claims, the relevant Prepetition Notes Indenture Trustee to assert its Prepetition Notes Indenture Trustee Charging Lien and appear in the Chapter 11 Cases and the CCAA Proceedings:

•                  The 7.375% senior unsecured notes due on July 15, 2014, issued by Stone Container Finance Company of Canada II (“Stone FinCo II”) in the aggregate principal amount of $200,000,000 pursuant to an indenture (the “Stone FinCo II Indenture”) dated as of July 20, 2004, by and among Stone FinCo II as the issuer, the Company (as a successor in interest to Stone Container Corporation) as a guarantor, and Manufacturers and Traders Trust Company (as a successor in interest to BNY Midwest Trust Company) as the indenture trustee (the “Stone FinCo II Notes”);

•                  The 7.50% senior unsecured notes due on June 1, 2013, issued by the Company in the aggregate principal amount of $300,000,000 pursuant to an indenture dated as of May 23, 2003, by and among the Company (as a successor in interest to Jefferson Smurfit Corporation (U.S.)) as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York) as the indenture trustee;

•                  The 8.00% senior unsecured notes due on March 15, 2017, issued by the Company in the aggregate principal amount of $675,000,000 pursuant to an indenture dated as of March 26, 2007, by and among the Company as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York Trust Company, N.A.) as the indenture trustee;

•                  The 8.25% senior unsecured notes due on October 1, 2012, issued by the Company in the aggregate principal amount of $700,000,000 pursuant to an indenture dated as of September 26, 2002, by and among the Company (as a successor in interest to Jefferson Smurfit Corporation (U.S.)) as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York) as the indenture trustee; and

•                  The 8.375% senior unsecured notes due on July 1, 2012, issued in the aggregate principal amount of $400,000,000 pursuant to an indenture dated as of June 26, 2002, by and among the Company (as a successor in interest to Stone Container Corporation) as the issuer and Wilmington Trust Company (as a successor in interest to The Bank of New York) as the indenture trustee.

Industrial Revenue Bonds

On the Effective Date, by operation of the Plan, all outstanding obligations of the Debtors under the following bonds were cancelled and discharged and the indentures (other than the Hodge Industrial Revenue Bond Indenture or other documents relating thereto) governing such obligations were cancelled, except to the extent to allow the applicable Disbursing Agent(s) to make distributions pursuant to the Plan on account of Industrial Revenue Claims, the relevant Industrial Revenue Indenture Trustee to assert its Industrial Revenue Indenture Trustee Charging Lien and appear in the Chapter 11 Cases and the CCAA Proceedings:

•                  The 7.40% Industrial Development Revenue Bonds Series 1996 due April 1, 2026, issued by the Industrial Development Authority of the County of Navajo, Arizona on April 1, 1996 in the original principal amount of $20,000,000;

•                  The 7.20% Industrial Development Revenue Bonds Series 1997 due June 1, 2027, issued by the Industrial Development Authority of the County of Navajo, Arizona on June 1, 1997 in the original principal amount of $14,650,000;

•                  The 5.125% Environmental Improvement Revenue Refunding Bonds, Series 2005 due August 1, 2013, issued by the County of Coshocton, Ohio on May 1, 2005 in the original principal amount of $30,000,000;

•                  The 5.25% Environmental Improvement Revenue Refunding Bonds, Series 2005 due June 1, 2015, issued by the Industrial Development Authority of the City of Hopewell, Virginia on May 1, 2005 in the original principal amount of $41,340,000; and

•                  The 7.45% Combined Utility System Revenue Refunding Bonds Series 2003 due March 1, 2024, issued by the Village of Hodge, Louisiana on December 18, 2003 in the original principal amount of $58,085,000.

Other Agreements/Guarantees

On the Effective Date, by operation of the Plan, all obligations of the Debtors under the following agreements were cancelled and discharged:

•                  Rights Agreement dated as of September 9, 2002 by and between Old SSCC and Mellon Investor Services, as Rights Agent;

•                  Amended and Restated Guaranty dated as of July 28, 2008, made by the Company, as Guarantor, in favor of The CIT Group/Equipment Financing, Inc., as the Initial Lender and as Administrative Agent for the benefit of the other lenders, as defined therein; and

•                  Continuing Guaranty, dated as of July 28, 2008, made by and between the Company and Union Bank of California, N.A.

Benefit Plans and Agreements

On the Effective Date, by operation of the Plan, all obligations of the Debtors under various benefit plans and agreements, including but not limited to the following, were cancelled and discharged:

•      Jefferson Smurfit Corporation Amended and Restated 1992 Stock Option Plan, dated as of May 1, 1997 (and all amendments thereto);

•      Jefferson Smurfit Corporation Management Incentive Plan;

•      Stone Container Corporation 1995 Long-Term Incentive Plan (and all amendments thereto);

•      Smurfit-Stone Container Corporation 1998 Long-Term Incentive Plan (and all amendments thereto);

•      Smurfit-Stone Container Corporation 2004 Long-Term Incentive Plan (and all amendments thereto);

•      Jefferson Smurfit Corporation Supplemental Income Pension Plan II;

•      Jefferson Smurfit Corporation Supplemental Income Pension Plan III; and

•      Restricted Stock Unit Agreement dated as of January 4, 2002 by and between Old SSCC and Patrick J. Moore, as amended.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

The information regarding the Canadian Asset Sale set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on February 22, 2010, the Company and certain of its subsidiaries entered into a senior secured term loan exit facility (the “Term Loan Facility”) with J.P. Morgan Chase Bank, N.A. (“JPMCB”), as administrative agent, J.P. Morgan Securities Inc. (“JP Morgan”), Deutsche Bank Securities Inc. (“DBSI”) and Banc of America Securities LLC (“BAS”) as Joint Bookrunners and Co-Lead Arrangers, DBSI as syndication agent, BAS as documentation agent, and other lenders party thereto, and on April 15, 2010, the Company and certain of its subsidiaries entered into a senior secured asset based lending facility (the “ABL Revolving Facility”) with Deutsche Bank AG New York Branch (“DBNY”), DBSI (together with DBNY, “DB”), JPMCB, JP Morgan (together with JPMCB, “JPM”), certain other financial institutions acting, along with DBSI and JP Morgan, as “Lead Arrangers”, and certain other financial institutions, together with DB, JPM and the other Lead Arrangers, as the “Agents”.

On the Effective Date, the Term Loan Facility was fully drawn in the amount of $1,200 million. Net proceeds were reduced by payment of customary issuance costs and fees. There were no borrowings under the Revolving Facility.

A description of the material provisions of the Term Loan Facility is contained in Old SSCC’s Current Report on Form 8-K filed with the SEC on February 25, 2010, and a description of the material provisions of the ABL Revolving Facility is contained in Old SSCC’s Current Report on Form 8-K filed with the SEC on April 21, 2010, which descriptions are incorporated herein by reference.

A copy of the Term Loan Facility is included as Exhibit 10.1 to Old SSCC’s Current Report on Form 8-K filed with the SEC on February 25, 2010, and a copy of the ABL Revolving Facility is included as Exhibit 10.1 to Old SSCC’s Current Report on Form 8-K filed with the SEC on April 21, 2010, both of which are incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

Pursuant to the Plan, on the Effective Date, the Company issued an aggregate of approximately 90,702,816 shares of new common stock, par value $.001 per share (the “New SSCC Common Stock”) pursuant to the Plan, comprised of the following:

•      71,652,902 shares to holders of Prepetition Notes (which includes distributions to holders of Stone FinCo II Notes on account of their guarantee claim against the Company);

•      5,659,875 shares to holders of Industrial Revenue Bonds;

•      2,172,174 shares to holders of SSCC Preferred Interests;

•      2,172,175  shares to holders of SSCC Common Interests; and

•      9,045,690 shares to holders of General Unsecured Claims, other than Prepetition Notes, Industrial Revenue Bonds, SSCC Preferred Interests and SSCC Common Interests, of which 833,787 will be distributed approximately 15 days after the Effective Date.

The Company has reserved for issuance approximately 5,838,276 shares of New SSCC Common Stock for the SSCE Distribution Reserve, 3,458,908 shares of New SSCC Common Stock for the Stone FinCo II Contribution Reserve and 8,695,652 shares of New SSCC Common Stock for the EIP, in each case in accordance with the Plan.

Consistent with the Confirmation Order and applicable law, the Company relied on Section 1145(a)(1) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act the issuance of the New SSCC Common Stock.  Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933 and state laws if three principal requirements are satisfied:

•      the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•      the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•      the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

Item 3.03.              Material Modifications to Rights of Security Holders.

The information regarding the cancellation of the debt securities of the Company set forth in Item 1.02 of this Current Report on Form 8-K and the cancellation of the equity interests of the Company set forth in Item 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

The information regarding the amendments to the Company’s Certificate of Incorporation and Bylaws set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.              Changes in Control of Registrant.

Upon the Effective Date, by operation of the Plan, all of the Company’s pre-petition common stock and all of Old SSCC’s pre-petition common stock and preferred stock were cancelled and shares of the Company’s New SSCC Common Stock as of the Effective Date were issued in accordance with the Plan as described in Item 3.02 of this Current Report on Form 8-K.  In addition, as discussed in Item 5.02 of this Current Report on Form 8-K, the composition of the Board as of the Effective Date is substantially different than the composition of the Board immediately prior to the Effective Date.

Item 5.02.              Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date the number of directors of the Company was fixed at eleven, with Timothy J. Bernlohr, Terrell K. Crews, Eugene I. Davis, Michael E. Ducey, Jonathan F. Foster, Ernst A. Häberli, Ralph F. Hake, Arthur W. Huge and James J. O’Connor, a former director of Old SSCC, becoming members of the Company’s Board.  Existing directors Steven J. Klinger, the Company’s President and Chief Operating Officer, and Patrick J. Moore, the Company’s Chief Executive Officer, remain on the Board.  In addition, Mr. Hake was appointed non-executive Chairman of the Board.

Pursuant to the Plan, the following former directors of Old SSCC (who temporarily became directors of the Company as a result of the Merger, as described in Item 1.01 of this Current Report on Form 8-K) no longer serve on the Company’s Board as of the Effective Date: James R. Boris, Connie K. Duckworth, William T. Lynch, Jr., Jerry K. Pearlman, Thomas A. Reynolds, III and William D. Smithburg.

Committees of the Board of Directors

The committees of the Company’s Board consist of an Audit Committee, a Compensation Committee, a Strategy and Finance Committee and a Nominating and Governance Committee.

The Company’s Board has appointed Terrell K. Crews (chair), Eugene I. Davis, Michael E. Ducey and Ernst A. Häberli as the initial members of the Audit Committee.

The Company’s Board has appointed Timothy J. Bernlohr (chair), Jonathan F. Foster, Ralph F. Hake and Arthur W. Huge as the initial members of the Compensation Committee.

The Company’s Board has appointed Eugene I. Davis (chair), Jonathan F. Foster, Ernst A. Häberli and James J. O’Connor as the initial members of the Strategy and Finance Committee.

The Company’s Board has appointed James J. O’Connor (chair), Timothy J. Bernlohr, Terrell K. Crews and Arthur W. Huge as the initial members of the Nominating and Governance Committee.

Compensation Arrangements of Certain Officers

Mr. Moore’s New Employment Agreement

Pursuant to the Plan, as of the Effective Date, the Amended and Restated Employment Agreement between the Company’s Chief Executive Officer, Patrick J. Moore, and the Company (referred to herein as Mr. Moore’s “New Agreement”) became effective.  As previously disclosed in Old SSCC’s 2009 Form 10-K, Mr. Moore’s New Agreement requires him to devote substantially all of his business time to the Company’s operations through the nine-month anniversary of the Company’s emergence from bankruptcy, at which time he will retire from his employment with the Company, unless his retirement date is accelerated due to his voluntary resignation for Good Reason or death, or due to the Company’s termination of his employment without Cause (or his employment otherwise terminates sooner in accordance with the provisions of the New Agreement).  He will continue in his position as Chief Executive Officer until his retirement.  During his employment, Mr. Moore will receive a base salary and will be eligible to participate in the Company’s annual incentive bonus plan and receive other benefits and perquisites as are made available to the Company’s senior executives generally.

Upon his retirement from the Company, Mr. Moore is eligible, pursuant to the terms of his New Agreement, to receive, among other things, certain payments and other benefits, including certain retirement benefits.  Mr. Moore’s New Agreement also contains certain confidentiality, non-competition and non-solicitation provisions.  Additional information regarding such payments, other benefits and confidentiality, non-competition and non-solicitation provisions previously was disclosed in Old SSCC’s 2009 Form 10-K and is incorporated by reference herein.

The above summary of Mr. Moore’s New Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is included as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Klinger’s New Employment Agreement

Pursuant to the Plan, as of the Effective Date, the Amended and Restated Employment Agreement between the Company’s President and Chief Operating Officer, Steven J. Klinger, and the Company (referred to herein as Mr. Klinger’s “New Agreement”) became effective.  As previously disclosed in Old SSCC’s 2009 Form 10-K, Mr. Klinger’s New Agreement requires him to devote substantially all of his business time to the Company’s operations through the term of his employment and is subject to automatic renewal for successive two-year terms unless sooner terminated by either party in accordance with the provisions of the New Agreement.  His New Agreement also provides that he shall be eligible to participate in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers, including the MIP and the EIP (described above in Item 1.01 of this Form 8-K), and provides that he will receive a specified grant of New SSCC Common Stock as set forth in the Plan (and further described below in this Current Report on Form 8-K).

Pursuant to Mr. Klinger’s New Agreement, no later than the earlier of the nine-month anniversary of the Company’s emergence from its bankruptcy proceedings and thirty days after the Company receives notice of the current CEO’s termination of employment, the Company will consider Mr. Klinger for employment as its CEO in accordance with a process set forth in the New Agreement.  Mr. Klinger’s New Agreement also provides that Mr. Klinger will be eligible to receive certain severance payments and other benefits if the Company terminates the executive’s employment “without cause” or he terminates his employment with “good reason.”  Mr. Klinger’s New Agreement also contains certain confidentiality, non-competition and non-solicitation provisions.  Additional information regarding the process for considering Mr. Klinger for employment as the Company’s CEO, severance payments and other benefits, and the confidentiality, non-competition and non-solicitation provisions contained in his New Agreement previously was disclosed in Old SSCC’s 2009 Form 10-K and is incorporated by reference herein.

The above summary of Mr. Klinger’s New Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Klinger Executive Retirement Agreement

Pursuant to the Plan, as of the Effective Date, the Amended and Restated Executive Retirement Agreement between Mr. Klinger and the Company became effective.  As previously disclosed in Old SSCC’s 2009 Form 10-K, this agreement provides substantially the same retirement benefits as provided in the Klinger Retirement Agreement to which Mr. Klinger and Old SSCC were parties prior to the commencement of the Company’s Chapter 11 proceedings and is designed to provide a target benefit to Mr. Klinger.  Additional information regarding this agreement previously was disclosed in Old SSCC’s 2009 Form 10-K and is incorporated by reference herein.

The above summary of the Klinger Amended and Restated Executive Retirement Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Agreements with Messrs. Hunt and Strickland

Pursuant to the Plan, as of the Effective Date, the Amended and Restated Employment Security Agreements between the Company and each of Craig A. Hunt (Senior Vice President, Secretary and General Counsel) and Steven C. Strickland (Senior Vice President, Container Operations) became effective (the “New Employment Security Agreements”).  As previously disclosed in Old SSCC’s 2009 Form 10-K, each such executive’s New Employment Security Agreement requires him to devote substantially all of his business time to the Company’s operations through the term of his employment and is subject to automatic renewal for successive two-year terms unless sooner terminated by either party in accordance with the provisions of the New Employment Security Agreement.  Each such executive’s New Employment Security Agreement also provides that he shall be eligible to participate in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers, including the MIP and the EIP, and provides that he will receive a specified grant of New SSCC Common Stock as set forth in the Plan (and further described below in this Current Report on Form 8-K).  The New Employment Security Agreements also provide that each of Messrs. Hunt and Strickland will be eligible to receive certain severance payments and other benefits if the Company terminates the executive’s employment “without cause” or the executive terminates his employment with “good reason.”  Each New Employment Security Agreement also contains certain confidentiality, non-competition and non-solicitation provisions.  Additional information regarding the severance payments and other benefits, and the confidentiality, non-competition and non-solicitation provisions contained in Messrs. Hunt’s and Strickland’s New Employment Security Agreements previously was disclosed in Old SSCC’s 2009 Form 10-K and is incorporated by reference herein.

The above summary of the Hunt and Strickland New Employment Security Agreements is qualified in its entirety by reference to the text of each such agreement, copies of which are included as Exhibit

10.9 and Exhibit 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Agreement with Mr. Kaufmann

Pursuant to the Plan, as of the Effective Date, the Amended and Restated Employment Security Agreement between the Company’s Vice President and Controller, Paul K. Kaufmann, and the Company (referred to herein as Mr. Kaufmann’s “New Severance Agreement”) became effective.  Mr. Kaufmann is serving as the Company’s principal financial officer on an interim basis until a new Chief Financial Officer is appointed.  The New Severance Agreement provides for a multiple of base salary and annual bonus payable over a two-year period, plus the payment of certain fringe benefits, under certain circumstances within two years after a “change in control” (as such term is defined in the New Severance Agreement).  The New Severance Agreement also contains confidentiality, non-competition and non-solicitation provisions.  Additional information regarding the severance payments and other benefits, and the confidentiality, non-competition and non-solicitation provisions contained in Mr. Kaufmann’s New Severance Agreement previously was disclosed in Old SSCC’s 2009 Form 10-K and is incorporated by reference herein.

The above summary of Mr. Kaufmann’s New Severance Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is included as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Equity Awards to Certain Officers

Pursuant to the Plan and the EIP, the Company made equity-based awards to NEOs as described below (and other key employees) that will provide appropriate long-term incentives and compensation opportunities that will be substantially dependent on Company performance.  Certain of these equity-based awards were made in connection with the Company’s emergence from bankruptcy (the “Emergence Equity Grants”).  The aggregate total of the Emergence Equity Grants consisted of 914,498 restricted stock units and options to purchase 2,895,909 shares of New SSCC Common Stock.  The Equity Emergence Grants for the NEOs are as follows:

•	Steven J. Klinger:	234,783 restricted stock units and options to purchase 743,478 shares of New SSCC Common Stock

•	Craig A. Hunt:	39,913 restricted stock units and options to purchase 126,391 shares of New SSCC Common Stock

•	Steven C. Strickland:	39,913 restricted stock units and options to purchase 126,391 shares of New SSCC Common Stock

•	Paul K. Kaufmann:	22,174 restricted stock units and options to purchase 70,217 shares of New SSCC Common Stock

Each option to purchase shares of New SSCC Common Stock granted in connection with the Company’s emergence from bankruptcy has a seven-year term and a strike price equal to the average of the closing transaction prices of the New SSCC Common Stock for the thirty (30) calendar day period beginning on the Listing Date.

As discussed in the section discussing Mr. Moore’s New Agreement, Mr. Moore did not receive an Emergence Equity Grant due to his anticipated retirement.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  Also pursuant to the Plan and on the Effective Date, the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective.  A description of the material provisions of the Certificate of Incorporation and Bylaws is contained in Amendment No. 1 to the Company’s registration statement on Form 8-A filed with the SEC on June 24, 2010, which description is incorporated herein by reference.

A copy of the Certificate of Incorporation is included as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 30, 2010 and a copy of the By-laws is included as Exhibit 3.1 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 8.01.              Other Events.

The information regarding the Merger set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 8.01.

On June 30, 2010, the Company issued a press release announcing its emergence from Chapter 11 bankruptcy protection. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Smurfit-Stone Container Corporation

3.2

Amended and Restated Certificate of Incorporation of Smurfit-Stone Container Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-167897))

10.1	Agreement and Plan of Merger, dated as of June 30, 2010, between Smurfit-Stone Container Corporation and Smurfit-Stone Container Enterprises, Inc.

10.2

Asset Purchase Agreement, dated as of June 30, 2010, among Smurfit-Stone Container Canada, L.P., Smurfit-Stone Container Canada Inc., Smurfit-MBI, MBI Limited/Limitée, BC Shipper Supplies Ltd. and Francobec Company

10.3	Smurfit-Stone Container Corporation Equity Incentive Plan

10.4	Smurfit-Stone Container Corporation 2010 Management Incentive Plan

10.5	Smurfit-Stone Container Corporation 2009 Long-Term Incentive Plan

10.6	Amended and Restated Employment Agreement, dated as of June 30, 2010, between the Company and Patrick J. Moore

10.7	Amended and Restated Employment Agreement, dated as of June 30, 2010, between the Company and Steven J. Klinger

10.8	Amended and Restated Executive Retirement Agreement, dated as of June 30, 2010, between the Company and Steven J. Klinger

10.9	Amended and Restated Employment Security Agreement, dated as of June 30, 2010, between the Company and Craig A. Hunt

10.10	Amended and Restated Employment Security Agreement, dated as of June 30, 2010, between the Company and Steven C. Strickland

10.11	Amended and Restated Employment Security Agreement, dated as of June 30, 2010, between the Company and Paul K. Kaufmann

10.12	Credit Agreement dated as of February 22, 2010 (incorporated by reference to Exhibit 10.1 to Old SSCC’s Current Report on Form 8-K dated February 22, 2010 (File No. 0- 23876))

10.13	ABL Credit Agreement dated as of April 15, 2010 (incorporated by reference to Exhibit 10.1 to Old SSCC’s Current Report on Form 8-K dated April 15, 2010 (File No. 0- 23876))

99.1	Press Release dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 7, 2010

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel